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                                                                      Exhibit 99







FOR IMMEDIATE RELEASE                            Contacts:  Richard S. Kolodny
                                                 Vice President,
GRAHAM-FIELD HEALTH PRODUCTS, INC.               General Counsel
                                                 (516) 582-5900
400 RABRO DRIVE EAST
                                                 Stern & Company
HAUPPAUGE, NEW YORK   11788                      Jeffrey Goldberger
                                                 (212) 888-0044

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                          ANNOUNCES APPOINTMENT OF NEW
                              CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER


HAUPPAUGE, NEW YORK, July 30, 1998--Graham-Field Health Products, Inc. (NYSE-GFI), a manufacturer and supplier of healthcare products, announced that Irwin Selinger has resigned as Chairman of the Board and Chief Executive Officer of Graham-Field, effective today. Rodney F. Price, the Chairman of Thistle Hotels PLC and a consultant to Brierley Investments Ltd., a New Zealand investment holding company, was appointed Chairman of the Board and Chief Executive Officer of Graham-Field. Mr. Price was formerly the Chairman of Everest & Jennings International Ltd. and an executive director of Brierley. Brierley currently holds approximately 24% of the voting power of the capital stock of Graham-Field. Mr. Price will focus on maximizing stockholder value and overseeing the strategic direction of Graham-Field. Paul Bellamy, Graham-Field's Chief Financial Officer, will act as interim President and Chief Operating Officer, until the hiring of a new Chief Operating Officer and President. Prior to his

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tenure as the Chief Financial Officer of Davis Vision, Mr. Bellamy was the
former Chief Executive Officer and Chief Financial Officer of Nichols Institute, a California-based international diagnostic services and products company.

Graham-Field will expand its current Board of Directors to include J. Rex Fuqua, a former director of Graham-Field and the former Chairman of the Board of Fuqua Enterprises, Inc. Currently, Mr. Fuqua and his family own shares of common stock of Graham-Field representing approximately 9% of the voting power of Graham-Field's outstanding capital stock. Mr. Fuqua has rejoined Graham-Field's Board of Directors to provide additional leadership and strategic direction to the company. On December 30, 1997, Graham-Field acquired Fuqua, which included the medical products business of Lumex, Basic American and Prism, all leading companies in their respective markets.

Graham-Field also announced the formation of a Corporate Governance Committee, consisting of four directors of Graham-Field, J. Rex Fuqua, the former Chairman of the Board of Fuqua, David P. Delaney, Jr., the Chairman of the Board and Chief Executive Officer of Lancer Financial Group, Steven D. Levkoff, the Chief Executive Officer and President of Standard Folding Cartons, and Louis A. Lubrano, an investment banker. The Corporate Governance Committee will oversee and monitor Graham-Field's strategic initiatives, which include cost savings plans, the consolidation of duplicate manufacturing and distribution facilities, margin enhancement programs, and the streamlining of Graham-Field's sales and marketing functions.

Graham-Field maintains distribution and manufacturing facilities throughout North America. Graham-Field manufactures, markets and distributes more than 45,000 healthcare and

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rehabilitation products for hospital, long-term care, assisted living, physician and home use to home healthcare, physician, hospital supply and pharmaceutical distributors, retailers and wholesalers.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements based on current expectations that could be affected by the risks and uncertainties involved in Graham-Field's business. These risks and uncertainties include, but are not limited to, the effect of economic and market conditions, the impact of the consolidation of health care practitioners, the impact of health care reform, opportunities for acquisitions and Graham-Field's ability to effectively integrate acquired companies, the acceptance and quality of software products, acceptance and ability to manage operations in foreign markets, possible disruptions in Graham-Field's computer systems or telephone systems, possible increases in shipping rates or interruptions in shipping service, the level and volatility of interest rates and currency values, the impact of current or pending legislation and regulation, as well as the risks described from time to time in Graham-Field's reports to the Securities and Exchange Commission, which include Graham-Field's Annual Report on Form 10-K for the year ended December 31, 1997 and Graham-Field's Registration Statement on Form S-4 dated as of December 19, 1997. Subsequent written or oral statements attributable to Graham-Field or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this press release and those in Graham-Field's reports previously filed with the Securities and Exchange Commission.

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